Exhibit 3.21

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

TO THE CERTIFICATE OF AMENDMENT

OF

MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY

I, Thomas E. Carlile, Chief Financial Officer of Minnesota, Dakota & Western Railway Company, a corporation duly organized and existing under the laws of the State of Minnesota, do hereby certify:

1.        That by joint written consent of the sole Shareholder and sole Director in lieu of a special meeting on October 27, 2004, a resolution was adopted providing for the Amended and Restated Articles of Incorporation to the Certificate of Amendment of Articles of Incorporation of the Corporation as follows:

ARTICLE I

NAME

The name of the Corporation is Minnesota, Dakota & Western Railway Company (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Minnesota is Capitol Professional Buildings, 590 Park Street, Suite 6, St. Paul, Minnesota 55103. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Minnesota Business Corporation Act (“MBCA”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares, consisting of:

One thousand (1,000) shares of Common Stock, par value $0.01 per share

ARTICLE V

DURATION

The Corporation is to have perpetual existence.

ARTICLE VI

BOARD OF DIRECTORS

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; BOOKS OF CORPORATION

Meetings of shareholders may be held within or without the State of Minnesota, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Minnesota at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE VIII

LIMITATION OF LIABILITY

To the fullest extent permitted by the MBCA of the State of Minnesota as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the state of Minnesota, and all rights conferred upon shareholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Amended and Restated Articles of Incorporation has been signed by J. W. Holleran, the Corporation’s authorized officer, this 27th day of October, 2004.

MINNESOTA, DAKOTA & WESTERN RAILWAY COMPANY

J. W. Holleran, President

MINNESOTA SECRETARY OF STATE NOTICE OF CHANGE OF REGISTERED OFFICE/ REGISTERED AGENT

Please read the instructions on the back before completing this form.

1.	Entity Name:

Minnesota, Dakota & Western Railway Company

2.	Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number.

A post office box is not acceptable.

405 Second Avenue South	Minneapolis	MN	55401

Street	City	State	Zip Code

3.	Registered Agent (Registered agents are required for foreign entities but optional for Minnesota entities):

C T Corporation System Inc.
If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE ENTITY NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

Signature of Authorized Person
Karen E. Gowland, Vice President and Secretary

Name and Telephone Number of a Contact Person:	Marie E. Davies	(208) 384-7741

please print legibly

Filing Fee: For Profit Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.

Minnesota Nonprofit Corporations: No $35.00 fee is due unless you are adding or removing an agent.

Non-Minnesota Corporations: $50.00.

Make checks payable to Secretary of State

Return to: Minnesota Secretary of State

180 State Office Bldg.

100 Rev. Dr. Martin Luther King Jr. Blvd.

St. Paul, MN 55155-1299

(651) 296-2803

bus5  Rev. 3-03

         MN011-08/08/2003 C T System Online